SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2017

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

John W. Robinson III, President and Chief Executive Officer of Aaron’s, Inc. (the “Company”), Steven A. Michaels, Chief Financial Officer and President of Strategic Operations of the Company, and Robert W. Kamerschen, EVP, General Counsel, Chief Administrative Officer and Corporate Secretary of the Company each expect to enter into individual sales plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (each a “10b5-1 Sales Plan”). The purpose of each of the 10b5-1 Sales Plans will be to provide investment diversification and liquidity for each of the foregoing executives as well as to assist with their overall tax and financial planning. Once executed, each sale transaction will be disclosed publically through a Form 4 filing with the Securities and Exchange Commission.

In addition, and in connection with its previously authorized share repurchase program, during calendar year 2017 the Company anticipates entering into one or more purchase plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (each a “10b5-1 Purchase Plan”) to repurchase up to $150 million of the Company’s common stock. Because any repurchases under a 10b5-1 Purchase Plan will be subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased, or that there will be any repurchases at all pursuant to any 10b5-1 Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Steven A. Michaels

Steven A. Michaels
Chief Financial Officer and
Date: February 27, 2017		President of Strategic Operations